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DEAN HELLER
Secretary of State
204 North Carson Street, Suite I
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

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|  Certificate of Change Pursuant  |
|         to NRS 78.209            |
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               Certificate of Change filed Pursuant to NRS 78.209
                         For Nevada Profit Corporations


1.   Name of corporation: HOST VENTURES INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

     75,000,000 Shares of Common Stock with a par value of $0.001 each.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

     750,000,000 shares of Common Stock with a par value of $0.001 each.


5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

     The Corporation shall issue 10 shares of Common Stock for 1 share of Common Stock issued and outstanding as of the Effective Date of the split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

     No fractional shares shall be issued.


7. Effective date of filing (optional): November___________, 2006 (must not be later than 90 days after the certificate is filed)


8. Officer Signature:___________________________________________________________
                        Signature                                 Title




IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE


 This form must be accompanied by appropriate fees. See attached fee schedule.